Exhibit 23.1

             CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 1999 Stock Incentive Plan of Video Network Communications, Inc. of our report dated April 4, 2002 (except for Note 16, as to which the date is May 17, 2002) with respect to the financial statements of Video Network Communications, Inc., included in its Annual Report (Form 10-KSB) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                                                      /s/ Ernst & Young LLP

                                                      Ernst & Young LLP

Manchester, New Hampshire
July 2, 2002